Exhibit 10.16

THE SECURITY REPRESENTED BY THIS AGREEMENT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

REALPHA TECH CORP. 2022 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made by and between reAlpha Tech Corp., a Delaware corporation (the “Company”), and the undersigned (the “Participant”) as of the date indicated on the signature page hereto (the “Grant Date”).

WHEREAS, the Board desires to make a stock award to the Participant pursuant to the Company’s 2022 Equity Incentive Plan, as amended from time to time (the “Plan”), conditioned upon the execution by the Company and the Participant of this Agreement setting forth the terms and conditions applicable to such grant; and

WHEREAS, the parties acknowledge and agree that this award is made in full satisfaction of any and all obligations or commitments to grant stock to the Participant pursuant to the terms of the Participant’s offer letter, employment agreement or the other agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, it is hereby agreed as follows:

1. Plan. The Participant acknowledges that the Participant has been provided with, reviewed and fully understands, the terms, conditions and covenants of the Plan (a copy of which is attached hereto). This restricted stock award is granted under, and subject in its entirety to, the terms of the Plan, and such terms are hereby incorporated into this Agreement. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed thereto in the Plan.

2. Grant. Subject to and upon the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants to the Participant 100,000 shares of the Company’s Common Stock pursuant to the provisions of the Plan (the “Shares”), with a Vesting start date as set forth on Schedule A hereto (the “Vesting Start Date”). The Shares shall be subject to Vesting in accordance with Schedule A attached hereto. As a condition to the grant, (i) the Participant shall be required to execute an investment representation statement and an instrument of joinder to the Stockholders Agreement (on such forms approved by the Company), and (ii) the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

reAlpha Tech Corp 2022 Equity Incentive Plan
Restricted Stock Award Agreement

3. Transferability of Shares. The Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of prior to Vesting, and then only in accordance with the terms of the Plan, this Agreement and the Stockholders Agreement. The Participant acknowledges and agrees that the Shares will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. The Participant further acknowledges and agrees that: (i) the certificate or certificates representing the Shares may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws; (ii) the Company may refuse to register the transfer of the Shares on the stock transfer records of the Company to the extent such transfer would constitute a violation of any applicable securities law; and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Shares.

4. Tax Withholding. Upon the request of the Company, the Participant shall promptly pay to the Company any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares or any distributions thereon, including any tax obligation arising in connection with the Participant making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended. The Participant’s tax withholding obligation shall be paid to the Company in cash; provided, however, the Participant’s tax withholding obligation may be satisfied, in the discretion of the Board and subject to the terms of the Plan, through (i) the delivery to the Company of previously owned shares of Common Stock or (ii) by requesting that the Company withhold Shares otherwise issuable to the Participant. Any election by the Participant to have shares of Common Stock withheld to satisfy any federal, state or local tax withholding obligation must be approved in advance by the Board. The Participant agrees to promptly notify the Company if the Participant files an election pursuant to Section 83(b) of the Code with respect to any Shares.

5. Delivery of Certificates. The Company shall issue or cause its transfer agent to issue one or more certificates in the name of the Participant for the Shares. The certificates representing the Shares hereunder shall be held in the custody of the Secretary of the Company pursuant to Article IV, Section 4.C. of the Plan.

6. Rights as a Stockholder. The Participant shall obtain the rights and obligations of a stockholder of the Company with respect to the Shares awarded under this Agreement only upon satisfaction of all the following: (i) the execution by the Participant and the Company of this Agreement and the Participant’s satisfaction of the terms of this Agreement; (ii) the satisfaction of any tax withholding obligation as described in Paragraph 4 of this Agreement; and (iii) the delivery by the Participant to the Company of an executed investment representation statement and a signed joinder agreement agreeing to be bound by the provisions of the Stockholders Agreement. Upon satisfying the foregoing conditions and until such time as the Company actually exercises its repurchase right, rights of first refusal or other special purchase rights under the Plan or the Stockholders Agreement, the Participant (or any successor in interest) shall have all the rights of a stockholder with respect to the Shares, subject, however, to all the terms, provisions and restrictions of the Stockholders Agreement, the Plan and this Agreement.

7. Repurchase Right and Right of First Refusal. The Participant acknowledges and agrees that the Shares acquired hereunder shall be subject to rights of first refusal and to certain rights of the Company and its assigns to repurchase such Shares, or require the Participant (or the Participant’s transferees) to sell such Shares, in accordance with the terms and conditions specified in the Plan and the Stockholders Agreement.

reAlpha Tech Corp 2022 Equity Incentive Plan
Restricted Stock Award Agreement

8. Administration and Interpretation. Subject only to the express provisions of the Plan, the Board shall have full authority and discretion to decide all matters relating to the administration and interpretation of this Agreement, which determinations shall be final, conclusive, and binding upon the Company, the Participant and any and all interested parties. In the event of a conflict between the terms of the Plan and this Agreement, the Plan shall govern except to the extent that the Plan gives the Board the express authority to vary the terms of the Plan by means of this Agreement, in which case, this Agreement shall govern. In the event that any term of this Agreement or the Plan shall be deemed unenforceable as a matter of law, such term shall be deemed modified to the extent necessary to be enforceable and such term as modified shall be enforced to the fullest extent permitted by law.

9. Acknowledgments, Representations, and Warranties. The Participant hereby acknowledges that the Participant has: (a) received a copy of the Plan document; (b) carefully considered and had the opportunity to discuss with the Participant’s professional legal, tax, accounting and financial advisors (the “Advisors”), the suitability of accepting the Shares; (c) had an opportunity to review the Plan with the Advisors; and (d) has, along with such Participant’s Advisors, had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Shares (including the business plan and prospects for the Company) and all such questions have been answered to such Participant’s and such Participant’s Advisor’s satisfaction. The Participant further acknowledges that the Shares are highly speculative and involve a high degree of risk; that the Shares have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of except in accordance with this Agreement; that the Participant is acquiring the Shares for investment and not with a view to or for the sale, transfer, pledge, hypothecation or other disposition of the Shares or in connection with any distribution of the Shares; and that the Participant does not presently have reason to anticipate any change in circumstances or particular occasion or event which would cause him to transfer such Shares.

10. Indemnification. Participant hereby agrees to indemnify the Company and its representatives and hold the Company and its representatives harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

(a) Any inaccuracy or omission in the declarations, representations and warranties made by Participant herein;

(b) The disposition of the Shares acquired thereunder in a manner contrary to the Participant’s declarations, representations and warranties herein, the Plan and/or the Stockholders Agreement; and

(c) Any action, suit or proceeding based upon: (i) the claim that said declarations, representations, or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company; or (ii) the disposition of the Shares acquired thereunder or any part thereof.

reAlpha Tech Corp 2022 Equity Incentive Plan
Restricted Stock Award Agreement

11. Voting Agreement; Proxy.

(a) The Participant hereby agrees to vote all Shares of Common Stock acquired pursuant to the terms of this Option, with respect to any matter in which the Participant shall have the right to vote, in accordance with the recommendation of the Board. Without limiting the generality of the foregoing voting agreement, in the event of an Approved Sale (as defined below), the Participant agrees (i) to vote all such Shares of Common Stock then owned by the Participant at any regular or special meeting of shareholders (or consent pursuant to a written consent in lieu of such meeting) in favor of such Approved Sale, and to raise no objections against the Approved Sale or the process pursuant to which the Approved Sale was arranged or approved, (ii) to waive any and all dissenters’, appraisal or similar rights with respect to such Approved Sale, and (iii) if the Approved Sale is structured as a sale of equity securities by the shareholders of the Company, to sell all such Shares of Common Stock then owned by the Participant on the terms and conditions of such Approved Sale. “Approved Sale” means a Change in Control which has been approved by the Board. The Participant will take all actions requested by the Company in connection with the consummation of an Approved Sale, including, without limitation, entering into an agreement reflecting the terms of the Approved Sale, surrendering certificates, giving customary and reasonable representations and warranties, and executing and delivering customary certificates or other documents.

(b) As security for the Participant’s obligations hereunder, the Participant hereby grants to the Chief Executive Officer of the Company, with full power of substitution and resubstitution, an irrevocable proxy to vote all Shares of Common Stock acquired pursuant to the terms of this stock award, at all meetings of the shareholders of the Company held or taken after the date of this Agreement, or to execute any written consent in lieu thereof. This proxy shall be deemed to be coupled with an interest, shall be irrevocable, and shall remain valid and continue in effect until terminated by the Company. The Participant hereby irrevocably appoints the Chief Executive Officer of the Company as the Participant’s attorney-in-fact with full authority to sign any documents with respect to any such vote or any actions by written consent of the shareholders taken after the date of this Agreement.

12. Miscellaneous.

(a) This Agreement is binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

(b) The Company may at any time place legends referencing the provisions of this Agreement, and any applicable federal or state securities laws, and other restrictions on all certificates, if any, representing the Shares subject to the provisions of this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all such certificates representing the Shares acquired hereunder in the possession of the Participant in order to effectuate the provisions of this Section.

reAlpha Tech Corp 2022 Equity Incentive Plan
Restricted Stock Award Agreement

(c) This Award is intended to be excepted from coverage under Section 409A of the Code and the regulations promulgated thereunder (“Section 409A”) and shall be interpreted and construed accordingly. The Company may modify or amend the terms of this Award, impose conditions on the timing and effectiveness of the issuance of the Shares, or take any other action it deems necessary or advisable, to cause this Award to be excepted from Section 409A (or to comply therewith to the extent the Company determines it is not excepted). Notwithstanding, the Participant recognizes and acknowledges that Section 409A may impose upon the Participant certain taxes or interest charges for which the Participant is, and shall remain, solely responsible.

(d) This Agreement and the provisions of the Plan constitute the full and complete understanding and agreement of the parties with respect to the matters herein contained, and shall not be modified or amended except in a writing duly signed by the parties. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.

(e) Nothing in this Agreement shall confer on the Participant any right to continue in the employ of the Company or in any way affect the Company’s right to terminate the Participant’s Service.

(f) This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to any conflicts or choice of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction.

(g) This Agreement may be executed in more than one counterpart, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank]

[Signature Page Follows]

reAlpha Tech Corp 2022 Equity Incentive Plan
Restricted Stock Award Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of this 20th day of June 2022.

REALPHA TECH CORP

By:	/s/ Mike Logozzo

The Participant represents that the Participant is familiar with the terms and provisions of this Agreement, the Plan and the Stockholders Agreement, including the right of first refusal and the right to repurchase contained therein, and hereby accepts the Shares subject to all of the terms and provisions hereof and thereof. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement and the Plan. The Participant further acknowledges and agrees that the Participant’s acceptance of this Shares is voluntary and not a condition of Participant’s employment or service, and that the Participant may decline to accept this stock award without adverse consequences to the Participant’s continued employment or service to the Company.

PARTICIPANT

/s/ Dr.Art Langer
Name:	Dr.Art Langer

CONSENT OF SPOUSE (☐ Check box if you are not married) - TO BE SIGNED BY RESIDENTS OF JURISDICTIONS THAT RECOGNIZE COMMUNITY PROPERTY RIGHTS]1

The undersigned spouse (“Spouse”) of the Participant, on behalf of Spouse and Spouse’s community property interest, has received, read, understands the Plan and this Restricted Stock Award Agreement, including Appendix A attached hereto. In consideration of the Company granting the Participant Shares as set forth in this Restricted Stock Award Agreement, Spouse hereby acknowledges and agrees to be irrevocably bound by the Plan and the Restricted Stock Award Agreement and further agrees that any community property interest Spouse may have in any Shares acquired hereunder shall similarly be bound by the terms of the Plan and this Restricted Stock Award Agreement. The undersigned hereby appoints Participant as my attorney-in-fact with respect to the exercise of any and all rights under the Plan and this Restricted Stock Award Agreement.

______________________________
Signature

Print Name

Date: _________________________

[1]	Community property states currently include: Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin.

reAlpha Tech Corp 2022 Equity Incentive Plan
Restricted Stock Award Agreement

SCHEDULE A

1. Grant Date: June 16, 2022

2. Vesting Start Date: June 16, 2022.

3. Number of Shares of Common Stock covered by Award: 100,000

4. Vesting Schedule: Subject to the Participant’s continued Service with the Company, the Shares shall Vest in accordance with the following schedule:

(a) 75,000 percent (75%) of the Shares (rounded to the nearest whole number) shall be Vested on the Vesting Start Date; and

(b) 4,167 percent (4%) of the Shares (rounded to the nearest whole number) shall Vest on the first anniversary of the Vesting Start Date, and each successive anniversary thereafter.

Subject to the terms of this Agreement and unless otherwise determined by the Board, in its sole discretion, upon the Participant’s Separation from Service for any reason, including but not limited to death, Disability, voluntary termination or involuntary termination with or without Cause, all Unvested Share shall be Forfeited. Notwithstanding the foregoing or any provision of this Agreement to the contrary, all Shares awarded under this Agreement, whether Vested or Unvested, shall be Forfeited without payment by the Corporation if the Award Recipient is terminated for Cause or the Participant violates any non-solicitation, non-competition, non-disclosure and/or non-disparagement provision contained in any agreement entered into by and between the Participant and the Company or an Affiliate.

reAlpha Tech Corp 2022 Equity Incentive Plan
Restricted Stock Award Agreement

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT:	Dr.Art Langer

COMPANY:	REALPHA TECH CORP

SECURITY:	COMMON STOCK

SHARES	100,000

AMOUNT:	$0.001 per share

In connection with the award of shares of Common Stock (the “Securities”) from ReAlpha Tech Corp (the “Company”), the undersigned Participant represents to the Company the following:

(a) Participant has acquired sufficient information about the Company and its business and financial condition to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. In this connection, Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Securities. Participant understands that the certificate, if any, evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and any other legend required under applicable state securities laws.

(c) Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Award to the Participant, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

Investment Representation Statement

In the event that the Company does not qualify under Rule 701 at the time of grant of the Award, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

(d) Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption will be available in such event.

(e) Participant further agrees, in connection with the Company’s initial underwritten public offering of the Company’s Securities, if any, (1) not to sell, make short sale of, loan, grant any Options for the purchase of, or otherwise dispose of any Securities of the Company held by Participant (other than those Securities included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company’s securities for one hundred eighty (180) days from the effective date of such registration, and (2) further agrees to execute any agreement reflecting (1) above as may be requested by the underwriters at the time of the public offering.

PARTICIPANT:

/s/ Dr.Art Langer
Signature

Dr.Art Langer
Print Name

6/23/2022
Date

Investment Representation Statement

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